                               AMENDMENT AGREEMENT

         THIRD AMENDMENT AGREEMENT, dated as of January 4, 1999 by and between PDK Labs Inc., a New York corporation, with offices at 145 Ricefield Lane, Hauppauge, NY 11788 ("PDK") and Compare Generiks, Inc., a Delaware corporation, with offices at 300 Oser Avenue, Hauppauge, NY 11788 ("CGI").

         WHEREAS, PDK and CGI have heretofore entered into an Exclusive Supply and Licensing Agreement, dated as of March 24, 1997, which has been amended pursuant to the Amendment Agreements dated as of April 1, 1998 and November 1, 1998 (the "Agreement");

         WHEREAS, Section 6.1(c) of the Agreement requires CGI to pay to PDK a license fee of $500,000 ("License Fee") for each Agreement Year (as defined in the Agreement) in consideration of the License (as defined in the Agreement) granted by PDK to CGI which License Fee is payable in cash or common stock of CGI

         WHEREAS, the parties desire to grant CGI the additional option of paying the License Fee in shares of its Series B Preferred Stock. The terms which are not defined herein shall have the respective meanings ascribed to them in the Agreement.

         NOW, THEREFORE, for valid and good consideration, the parties hereto agree as follows:

         1. The second sentence of Section 6.1(c) of the Agreement shall be deleted in its entirety and shall be replaced with the following sentence:

               "Such License Fee shall be payable, at the sole option of CGI, either in cash or satisfied by the issuance of (i) 500,000 shares of Series B Preferred Stock, par value

               $.0001 per share of CGI, or (ii) such aggregate number of shares of common stock, par value $.0001 per share of CGI as shall be equal to the License Fee calculated by assuming a per share value of fifty percent (50%) of the "Market Price" of CGI's common stock."

         2. Except as hereinabove amended, all of the terms and provisions of the Agreement shall remain in full force and effect.

         3. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the day and year first above written.

                                                PDK LABS INC.

                                            By: /s/ Reginald Spinello
                                                ----------------------------
                                                Reginald Spinello, President

                                                COMPARE GENERIKS, INC.



                                            By: /s/ Thomas A. Keith
                                                ----------------------------
                                                Thomas A. Keith, President